UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 10, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
 (Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2008, Omni Financial Services, Inc. (the “Company”) received a written Staff Determination Notice from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 4450(a)(2) (the “Rule”) because its market value of publicly held shares (“MVPHS”), over the last 30 consecutive business days, fell below the minimum $5,000,000 requirement for continued listing.  In accordance with Marketplace Rule 4450(e)(1), the Company will be provided 90 calendar days, or until October 8, 2008, to regain compliance.  If at anytime before October 8, 2008, the MVPHS of the Company’s common stock is $5,000,000 or greater for a minimum of 10 consecutive business days, written notification will be sent stating that the Company has achieved compliance with the Rule. If compliance with the rule cannot be demonstrated by October 8, 2008, the Company’s common stock will be subject to delisting from the Nasdaq Global Market.  The Company issued a press release on July 11, 2008 that disclosed its receipt of this notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1  Press release dated July 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: July 11, 2008	By:	/s/ Constance Perrine
		Name:	Constance Perrine
		Title:	Executive Vice President, Omni Financial Services, Inc. and President, Omni National Bank

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated July 11, 2008.